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                                                                    EXHIBIT 4(A)


                          BROCK CONTROL SYSTEMS, INC.
                             1993 STOCK OPTION PLAN
               (AS AMENDED AND RESTATED EFFECTIVE MARCH 22, 1995)


         THIS AMENDED AND RESTATED INDENTURE is made as of the ________ day of March, 1995, by Brock Control Systems, Inc., a corporation organized and doing business under the laws of the State of Georgia (the "Company").

1.       Purpose.

         The Company is adopting the Brock Control Systems, Inc. 1993 Stock Option Plan (the "Plan") to secure and retain the services of directors and key employees of the Company and any subsidiaries by giving them an opportunity to invest in the future success of the Company. The Board of Directors of the Company (the "Board of Directors") believes the Plan will promote personal interest in the welfare of the Company by, and provide incentive to, the individuals who are primarily responsible both for the regular operations of and for shaping and carrying out the long-term plans of the Company, thus facilitating the continued growth and financial success of the Company.

2.       Administration.

         The Board of Directors shall appoint at least two of its members to a committee (the "Committee") who will administer the Plan on behalf of the Company. Except as may otherwise be provided in Rule 16b-3 of the Securities Exchange Act of 1934, no person shall be appointed as a member of the Committee who is, or within one year prior to his becoming a member of the Committee was, granted or awarded equity securities pursuant to the Plan or any other plan of the Company or an affiliate, except that participation in a formula plan or participation which does not disqualify a director from being disinterested as provided in Rule 16b-3 of the Securities Exchange Act of 1934 shall not disqualify a person from becoming a member of the Committee. Notwithstanding the foregoing, it is intended that (i) insofar as the grants of options to directors as contemplated by Section 7 hereof (the "Formula Options"), such grants are being made pursuant to the formula stated therein and the participation of directors pursuant thereto shall constitute "participation in a formula plan which does not disqualify a director from being disinterested" as stated above and (ii) prior to the initial public offering of common stock of the Company, the Board of Directors shall serve as the Committee.

         Each member of the Committee shall serve at the pleasure of the Board of Directors, which may fill any vacancy, however caused, in the Committee. The Committee shall select one of its members as a chairman and shall hold meetings at the times and in the places as it may deem advisable. All actions the Committee takes shall be made by majority decision. Any action evidenced by a written instrument signed by all of the members of the Committee shall be as fully effective as if the Committee had taken the action by majority vote at a meeting duly called and held.
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         Subject to the express provisions of the Plan, the Committee shall have complete authority, in its discretion, to determine with respect to all options other than Formula Options:

                  (a) the directors and key employees of the Company and any subsidiaries to whom, the times when, and the prices at which it shall grant options;

                  (b) the type of options to be granted, i.e., either incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") (the "Incentive Stock Options") or non-qualified stock options (the "Non-Qualified Stock Options") (collectively, the "Options");

                  (c) the total number of Options to grant to an optionee;

                  (d) the time and duration of the period of exercise of each Option;

                  (e) the number of shares of common stock of the Company subject to each Option; and

                  (f) the terms and conditions for payment.

         Subject to the provisions of the Plan, the Committee shall have full and conclusive authority (i) to interpret the Plan; (ii) to prescribe, amend and rescind rules and regulations relating to the Plan; (iii) to determine the terms and provisions of the respective stock option agreements in favor of optionees, the terms of which need not be identical; and (iv) to make all other determinations necessary or advisable for the proper administration of the Plan; provided, however, that, the Committee may delegate to one or more officers of the Company the authority to grant options to any prospective optionee who is not and will not at the time of the option grant be a "reporting person" for purposes of Section 16 of the Securities Exchange Act of 1934; provided that the terms of any such option grant shall be consistent with the provisions of the Plan and with any rules promulgated by the Committee with respect to any such delegation of authority. The Committee's determinations on these matters shall be conclusive.

         In addition to any other rights of indemnification that they may have as directors of the Company or as members of the Committee, the directors of the Company and members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided the settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any action, suit or proceeding, except in relation to matters as to which it shall be adjudged in the action, suit or proceeding that the Committee member is liable for gross negligence or misconduct in the performance of his duties; provided that within 60 days after institution of any action, suit or proceeding, a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

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3.       Eligibility.

         The Committee shall grant Options only to directors and key employees of the Company or its subsidiaries; provided, however, that an Incentive Stock Option may only be granted if such individual is an employee of the Company or a subsidiary within the meaning of Code Section 424(f) (a "Subsidiary"). Subject to the limits set forth in this Plan, the Committee at any time may grant additional Options to directors or key employees to whom the Committee had previously granted Options, so that an optionee may hold more than one Option at the same time.

4.       Stock Subject to Plan.

         The Company has authorized and reserved for issuance upon the exercise of Options and Formula Options pursuant to the Plan an aggregate of 800,000 shares of no par value common stock of the Company (the "Shares"). If any Option or Formula Option is cancelled, expires or terminates without the respective optionee exercising it in full, the Committee may grant Options with respect to those unpurchased Shares to that same optionee or to another eligible individual or individuals.

         The Committee shall adjust the total number of Shares reserved for the grant of Options and Formula Options and any outstanding Options and Formula Options, both as to the number of Shares and the option price, for any increase or decrease in the number of outstanding Shares resulting from a stock split or a payment of a stock dividend on the Shares, a subdivision or combination of the Shares, a reclassification of the Shares in accordance with the provisions of the next paragraph, a merger or consolidation of the Shares or any other like changes in the Shares or in their value. The Committee shall not issue fractional shares as a result of any of these changes and shall eliminate from the outstanding Options and Formula Options any fractional shares that result from such a change. The Committee shall not adjust outstanding Options and Formula Options for cash dividends or the issuance of rights to subscribe for additional stock or securities of the Company.

         Except as provided in the following paragraph, after any merger of one or more corporations into the Company, any merger of the Company into another corporation, any consolidation of the Company and one or more other corporations, or any other corporate reorganization to which the Company is a party that involves any exchange, conversion, adjustment or other modification of the outstanding Options and Formula Options, each optionee shall receive at no additional cost upon the exercise of his Option or Formula Option, as applicable, subject to any required action by stockholders and in lieu of the number of Shares as to which he would otherwise exercise the Option or Formula Option, as applicable, the number and class of shares of stock or other securities or any other property to which the terms of the agreement of merger, consolidation, or other reorganization would entitle the optionee to receive, if, at the time of the merger, consolidation, or other reorganization, the optionee had been a holder of record of the number of Shares as to which he could exercise the Option or Formula Option, as applicable. Comparable rights shall accrue to each optionee in the event of successive mergers, consolidations or other reorganizations.

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         In the event of a sale of all or substantially all the Shares or property of the Company or the merger or consolidation of the Company into another corporation or any other reorganization in which the Company is not the surviving corporation (a "Change in Control") where the purchaser of such common stock or property or the corporation into which the Company is merged, consolidated or reorganized does not agree to the assumption of the Options, provisions shall be made to cause each outstanding Option and Formula Option to become exercisable prior to the Change in Control and to terminate upon the consummation of the Change in Control.

         The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any adjustment may provide for the elimination of any fractional Share which might otherwise become subject to an Option or Formula Option.

         The grant of an Option by the Committee or of a Formula Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes in its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

5.       Terms and Conditions of Options.

         Each Option granted pursuant to the Plan shall be authorized by the Committee and shall be evidenced by an Agreement in the form and containing the terms and conditions as the Committee from time to time may determine, provided that each Agreement shall:

                  (a) state the number of Shares to which it pertains;

                  (b) state the exercise price;

                  (c) state the terms and conditions for payment, except as otherwise provided by Plan Section 11;

                  (d) state the term of the Option, and the period or periods during the term of the Option in which the optionee may exercise the Option or portions thereof;

                  (e) provide that the Option is not transferable by the optionee other than as (i) the will of the optionee, or (ii) the applicable laws of descent and distribution permit, and is exercisable during the optionee's lifetime only by the optionee except as provided in Subsection (g) of this Section;

                  (f) provide that, with respect to any Options granted to an employee, the Option shall terminate no later than 30 days after the date the optionee ceases to be an employee of the Company or a Subsidiary, other than by reason of death or disability (as defined in Code Section 22(e)(3)) and shall provide that, with respect to any Option granted to a nonemployee director, the Option shall terminate no later than 30 days after the date the optionee ceases to be a director of the Company or a Subsidiary, other than by reason of death or disability (as defined in Code Section 22(e)(3)); and

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                  (g) provide that, if an optionee dies or becomes disabled (as defined in Code Section 22(e)(3)) while he is a director or employee of the Company or Subsidiary, as applicable, the Option may be exercised by the optionee or (to the extent the optionee would have been entitled to do so) by a legatee or legatees of the optionee under his last will, or by his personal representative or representatives, until the expiration of one year after the death or disability or, if earlier, the expiration of the Option term.

         The Committee may include in any Option it grants a condition that the optionee shall agree to remain an employee of or to render services to the Company or any of its subsidiaries for a specified period of time following the date it grants the Option. This condition shall not impose on the Company or any subsidiary any obligation to employ the optionee or retain the optionee as a director for any period of time.

6.       Additional Terms and Conditions of Incentive Stock Options.

         In addition to the terms and conditions set forth in Section 5 of this Plan, each Agreement evidencing the grant of an Incentive Stock Option shall:

                  (a) provide for an exercise price that shall not be less than 100% of the fair market value, as determined in good faith by the Committee, of the Shares on the date of granting the Option, provided that:

                           (i) if the Shares are actively traded on any national securities exchange or reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") on a basis which reports closing sales prices, fair market value shall be the closing sales price per share of the Shares for the business day immediately preceding the date the Option is granted;

                           (ii) if the Shares are otherwise traded over the counter, fair market value shall be the arithmetic mean of the bid and asked prices for the Shares, as reported by NASDAQ, for the business day immediately preceding the date of the grant of the Option;

                           (iii) if the Shares are not traded, fair market value
                  shall be determined by the Committee which shall, in making such determination, consider, where applicable, among other factors: the existence and extent of a private market for the Shares and a public market for the Company's securities of the same class, if any; the price at which the Shares were acquired, if applicable, by the Company; the estimated period of time, if any, during which the Shares will be freely marketable; the estimated amount of floating supply of Shares available; changes in the financial condition and prospects of the Company; the existence of merger proposals or tender offers affecting the Company; and any other factors affecting fair market value; provided, however, that fair market value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse;


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                           (iv) if the optionee owns (subject to applicable
                  ownership attribution rules of Code Section 424(d) and the regulations promulgated thereunder by the Department of Treasury) stock possessing more than 10% of the total combined voting power of all Shares or of shares of any parent within the meaning of Code Section 424(e) (a "Parent") or Subsidiary of the Company at the time the Option is granted, the option price shall not be less than 110% of the fair market value of the pertinent number of Shares of the Company on the date of the grant of the Option; and

                           (v) subject to the foregoing, the Committee, in determining the fair market value, shall have full authority and discretion and be fully protected in doing so;

                 (b) provide that the Option is not exercisable after the expiration of ten years or less from the date the Option is granted, except that, if the optionee owns (subject to applicable ownership attribution rules of Code Section 424(d) and the regulations promulgated thereunder by the Department of the Treasury) more than 10% of the total combined voting power of all Shares or of shares of any Parent or Subsidiary at the time the Option is granted, the Option is not exercisable after the expiration of five years or less from the date the Option is granted.

7.       Formula Grants to Directors.

         Each person who serves as a non-management director of the Company at the time its initial public offering is effected or who is named in the Company's Prospectus as a person who has agreed to become a director upon consummation of the offering shall be granted a non-qualified stock option as of the effective date of the initial public offering to acquire 2,000 shares of the Company's Common Stock at an exercise price equal to the initial public offering price and each person who becomes a director of the Company after the initial public offering is consummated shall be granted a non-qualified stock option as of the date he or she becomes a director to acquire 2,000 shares of the Company's Common Stock at an exercise price equal to the last closing price of the Company's Common Stock on the Company's primary public trading market on the last date preceding the date on which such person becomes a director. For purposes of establishing the exercise price for Formula Options granted to persons named in the Company's Prospectus relating to its initial public offering as persons who have agreed to become directors upon consummation of the offering, the exercise price shall equal the initial public offering price regardless of whether such persons actually become directors on the date thereof. Formula Options shall be subject to such additional terms as set forth in the form of stock option agreement attached hereto as Exhibit "A" and incorporated herein by reference (the "Formula Option Agreement"). Notwithstanding any other provision of this Plan, the provisions of this Plan
Section 7 and of the Formula Option Agreement may not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, or any rules under either of the foregoing.
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8.       Compliance with Code for Incentive Stock Options.

         All Incentive Stock Options are intended to comply with Code Section 422, and all provisions of the Plan and all Incentive Stock Options granted hereunder shall be construed in such manner as to effectuate that intent.

9.       Limitation on Incentive Stock Option Amounts.

         An Incentive Stock Option may not be granted to the extent the aggregate fair market value, determined at the time the Committee grants the Option, of stock with respect to which stock options intended to meet the requirements of Code Section 422 are exercisable for the first time by an optionee during any calendar year under all plans of the Company and any Parent or Subsidiary exceeds $100,000.

10.      Term of Plan.

         The effective date of the Plan shall be the earlier of the date on which the shareholders of the Company or the Board of Directors approve the Plan (the "Effective Date"). The Plan shall terminate 10 years after that date. Options and Formula Options may be granted pursuant to the Plan at any time on or between the Effective Date and that termination date, subject to Plan Section 18.

11.      Exercise of Option by Optionee.

         The optionee may purchase Shares pursuant to an Option only upon receipt by the Company of a notice in writing from the optionee of his intent to purchase a specific number of Shares and which notice contains such representations regarding compliance with the federal and state securities laws as the Committee may reasonably request. The purchase price shall be paid in full upon the exercise of an Option and no Shares shall be issued or delivered until full payment therefor has been made. Payment of the purchase price for all Shares purchased pursuant to the exercise of an Option shall be made in cash or by certified check or, alternatively, if the applicable Agreement so allows, as follows:

                  (a) by delivery to the Company of a number of shares of common stock of the Company which have been owned by the optionee for at least six months prior to the date of the Option's exercise, having a fair market value on the date of exercise, as determined by the Committee in its sole discretion, either equal to the purchase price or in combination with cash to equal the purchase price; or

                  (b) by receipt of the purchase price in cash from a broker, dealer or other "creditor" as defined by Regulation T issued by the Board of Governors of the Federal Reserve System following delivery by the optionee to the Committee of instructions in a form acceptable to the Committee regarding delivery to such broker, dealer or other creditor of that number of shares of common stock with respect to which the Option is exercised.

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

         Until stock certificates reflecting the Shares accruing to the optionee upon the exercise of the Option are issued to the optionee, the optionee shall have no rights as a shareholder with respect to the Shares the Option covers. The Company shall make no adjustment to the Shares for any dividends or distributions or other rights for which the record date is prior to the issuance of that stock certificate, except as the Plan otherwise provides.

12.      Withholding Taxes Attributable to Exercise of Non-Qualified Stock
         Options.

         Whenever the Company proposes or is required to issue Shares to an optionee who is or was an employee of the Company or a subsidiary, or his legatee or legal representative under the Plan, pursuant to the exercise of a Non-Qualified Stock Option granted under the Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirement prior to the delivery of any certificate or certificates for such Shares. An optionee may pay the withholding tax (a) by making payment in cash or by certified check or, if the applicable Agreement so provides, (b) by electing to tender to the Company the smallest number of whole shares of common stock of the Company that have been owned by the optionee for at least six months prior to the Tax Date (defined below) and that, when multiplied by the fair market value of the shares of common stock of the Company determined as of the Tax Date (defined below), is sufficient to satisfy federal, state and local, if any, withholding taxes arising from exercise of the Option, or (c) by electing to have the number of Shares the optionee is to receive upon exercise reduced by the number of Shares determined in (b) above (an optionee's election to tender or offset as described in (b) or (c) above is referred to as a "Withholding Election"). An optionee may make a Withholding Election only if the following conditions are met:

                  (i) the Withholding Election must be made no later than the date on which the amount of tax required to be withheld is determined (the "Tax Date") by executing and delivering to the Company a properly completed notice of withholding election in the form prescribed by the Committee;

                  (ii)  any Withholding Election is irrevocably given; and

                  (iii) if the optionee is considered by the Committee to be subject to Section 16 of the Securities Exchange Act of 1934, the Withholding Election is delivered to the Company sufficiently in advance of the Tax Date as the Committee determines is necessary or appropriate to satisfy the conditions of the exemption provided under Rule 16b-3 promulgated under the Securities Exchange Act of 1934.

Notwithstanding anything to the contrary herein, the Committee may in its sole discretion disapprove and give no effect to any Withholding Election and no Option to which any Withholding Election relates may be exercised prior to one year after the Company has been subject to the reporting requirements of Section 13 of the Securities Exchange Act of 1934 and has filed all reports and statements required to be filed pursuant to that Section during that year.

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

13.      Assignability.

         Except as Plan Section 5(g) or the terms of the Formula Option Agreement permit, no Option or Formula Option or any of the rights and privileges thereof accruing to an optionee shall be transferred, assigned, pledged or hypothecated in any way whether by operation of law or otherwise, and no Option or Formula Option, right or privilege shall be subject to execution, attachment or similar process.

14.      The Right of the Company to Terminate Employment.

         No provision in the Plan or any Option or Formula Option shall confer upon any optionee any right to continue in the employment of the Company or any subsidiary of the Company or to continue performing services for or to interfere in any way with the right of the Company or any subsidiary of the Company to terminate his employment or of the right of shareholders of the Company to remove such optionee as a director at any time for any reason.

15.      Amendment and Termination.

         Except as set forth in Section 7 hereof, the Board of Directors may amend or terminate the Plan at any time without shareholder approval; provided, however, that the Board of Directors may condition any amendment on the approval of the shareholders of the Company if such approval is necessary or advisable with respect to tax, securities (which require such approval for a material increase of the number of Shares subject to options, and for material modifications to the eligibility requirements of the Plan, among others) or other applicable laws to which the Company, the Plan, optionees or eligible employees are subject. No amendment or termination of the Plan shall affect the rights of an optionee with regard to his options without his consent.

16.      General Restriction.

         Notwithstanding anything contained herein or in any of the Agreements to the contrary, no purported exercise of any option granted pursuant to the Plan shall be effective without the written approval of the Company, which may be withheld to the extent that the exercise, either individually or in the aggregate together with the exercise of other previously exercised stock options and/or offers and sales pursuant to any prior or contemplated offering of securities, would, in the sole and absolute judgment of the Company, require the filing of a registration statement with the United States Securities and Exchange Commission or with the securities commission of any state. The Company shall avail itself of any exemptions from registration contained in applicable federal and state securities laws which are reasonably available to the Company on terms which, in its sole and absolute discretion, it deems reasonable and not unduly burdensome or costly. Each optionee shall, prior to the exercise of an option, deliver to the Company such information, representations and warranties as the Company may reasonably request in order for the Company to be able to satisfy itself that the Shares to be acquired pursuant to the exercise of an option is being acquired in accordance with the terms of an applicable exemption from the securities registration requirements of applicable federal and state securities laws.

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

17.      Choice of Law.

         The laws of the State of Georgia shall govern the Plan.

18.      Approval of Shareholders, etc.

         The Company shall submit the Plan to its shareholders for approval no later than 12 months after the adoption of the Plan, as amended and restated, by the Board of Directors; provided further that unless shareholder approval is obtained by the end of said twelve-month period, the adoption of this amendment and restatement of the Plan and all outstanding options granting rights to acquire Shares under the Plan in excess of the number of Shares originally reserved for issuance hereunder shall be rendered immediately void and of no effect.

         IN WITNESS WHEREOF, the Company has caused this Plan, as amended and restated, to be executed in the form and as of the date set forth above.


Attest:                                BROCK CONTROL SYSTEMS, INC.


                                       By:
--------------------------------          ------------------------------------


Title:                                 Title:
      --------------------------             ---------------------------------

      [CORPORATE SEAL]

                                   EXHIBIT "A"

                  NON-QUALIFIED FORMULA STOCK OPTION AGREEMENT
                                   PURSUANT TO
                           BROCK CONTROL SYSTEMS, INC.
                             1993 STOCK OPTION PLAN

         THIS AGREEMENT, made as of the ____ day of 199_ (the "Grant Date"), by and between BROCK CONTROL SYSTEMS, INC. (the "Company") and (the "Optionee"),

                              W I T N E S S E T H:

         WHEREAS, the Optionee is eligible to receive the grant of a non-qualified stock option to purchase shares of common stock of the Company pursuant to Section 7 of the Brock Control Systems, Inc. 1993 Stock Option Plan (the "Plan");

         WHEREAS, the Committee (as defined in the Plan), on behalf of the Company, and Optionee wish to confirm the terms and conditions of the option;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, it is hereby agreed between the parties hereto as follows:

         1. Grant of Option. Subject to the terms, restrictions, limitations and conditions stated herein and in the Plan, the Company hereby grants to the Optionee an option (the "Option") to purchase all or any part of 2,000 shares of common stock of the Company (the "Common Stock").

         2. Term and Exercise of Option. Subject to the provisions of this Agreement:

                  (a) The Option shall be exercisable during the Option Period (as defined in Section 4 hereof) only to the extent of the number of Vested Shares determined pursuant to the vesting schedule attached hereto as Schedule I.

                  (b) The Option may be exercised with respect to all or any portion of the Vested Shares at any time during the Option Period by the delivery to the Company, at its principal place of business, of (i) a written notice of exercise in substantially the form attached hereto as Exhibit 1, which shall be actually delivered to the Company no earlier than thirty (30) days and no later than ten (10) days prior to the date upon which Optionee desires to exercise all or any portion of the Option; (ii) payment to the Company of the Exercise Price, defined in Section 3 below, multiplied by the number of shares being purchased (the "Purchase Price") in the manner provided in Subsection (c) hereof; and (iii) cash or a certified check representing payment of all withholding tax obligations (whether federal, state or local), imposed by reason of the exercise of the Option, if any. Upon acceptance of such notice, receipt of payment in full of the Purchase Price and, if applicable, receipt of payment of withholding tax obligations, the

         Company shall cause to be issued a certificate representing the shares of Common Stock purchased.

                 (c) The Purchase Price shall be paid in full upon the exercise of an option and no shares of Common Stock shall be issued or delivered until full payment therefor has been made. Payment of the Purchase Price for all shares of Common Stock purchased pursuant to the exercise of an Option shall be made in cash or by certified check or, alternatively, as follows:

                           (i) by delivery to the Company of a number of shares of Common Stock which have been owned by the Optionee for at least six months prior to the date of the Option's exercise, having a fair market value on the date of exercise, as determined by the Committee in its sole discretion, either equal to the Purchase Price or in combination with cash to equal the Purchase Price; or

                           (ii) by receipt of the Purchase Price in cash from a broker, dealer or other "creditor" as defined by Regulation T issued by the Board of Governors of the Federal Reserve System following delivery by the Optionee to the Committee of instructions in a form acceptable to the Committee regarding delivery to such broker, dealer or other creditor of that number of shares of Common Stock with respect to which the Option is exercised.

                  (d) In lieu of paying the withholding tax obligation in cash or by certified check to the Company, as described in Subsection 2(b) hereof, Optionee may elect (i) to have the actual number of whole shares of Common Stock which, when multiplied by the fair market value of the Common Stock as of the date the Option is exercised, is sufficient to satisfy the amount of withholding tax; or (ii) to tender to the Company the smallest number of whole shares of Common Stock that have been owned by the Optionee for at least six months prior to the Tax Date (defined below) and that when multiplied by the fair market value of the shares of Common Stock determined as of the Tax Date (as defined below), is sufficient to satisfy federal, state and local, if any, withholding taxes arising from exercise of the option (a "Withholding Election"). Optionee may make a Withholding Election only if all of the following conditions are met:

                           (i) the Withholding Election must be made no later than the date on which the amount of tax required to be withheld is determined (the "Tax Date") by executing and delivering to the Company a properly completed Notice of Tax Withholding in substantially the form of Exhibit 2 attached hereto;

                           (ii)  any Withholding Election is irrevocably given;
                  and

                           (iii) the Withholding Election is delivered to the
                  Company sufficiently in advance of the Tax Date as necessary to satisfy the conditions of the exemption provided under Rule 16b-3 promulgated under the Securities Exchange Act of 1934.

         No Option to which any Withholding Election relates may be exercised prior to one year after the Company has been subject to the reporting requirements of Section 13 of the Securities Exchange Act of 1934 and has filed all reports and statements required to be filed pursuant to that Section during that year.

         3. Exercise Price. The exercise price for each share of Common Stock for which the Option is exercised shall be $______, subject to adjustment as set forth in Section 7 hereof (the "Exercise Price").

         4. Term and Termination of Option. Except as otherwise provided below, the term of the Option (the "Option Period") shall commence on the Grant Date and terminate on the tenth anniversary of the Grant Date. Upon the expiration of the Option Period, this Option and all unexercised rights granted to Optionee hereunder shall terminate, and thereafter be null and void.

         5. Rights as Shareholder. Until the stock certificates reflecting the Common Stock accruing to the Optionee upon exercise of the Option are issued to the Optionee, the Optionee shall have no rights as a shareholder with respect to such Common Stock. The Company shall make no adjustment for any dividends or distributions or other rights on or with respect to shares of Common Stock purchased pursuant to the Option for which the record date is prior to the issuance of that stock certificate, except as the Plan or this Agreement otherwise provides.

         6. Restriction on Transfer of Option. The Option evidenced hereby is nontransferable other than by will or the laws of descent and distribution and shall be exercisable during the lifetime of the Optionee only by the Optionee (or in the event of his disability, by his personal representative) and after his death, only by his personal representative.

          7. Changes Attributable to Recapitalizations or Reorganizations. The number and type of shares of stock, or both, subject to the Option; the Exercise Price; the Option Period; and the number of Vested Shares may be adjusted in the event of certain recapitalizations or reorganizations affecting the Company in the manner set forth in Section 4 of the Plan.

         8. Special Limitation on Exercise. Notwithstanding anything contained herein to the contrary, no purported exercise of the Option shall be effective without the written approval of the Company, which may be withheld to the extent that its exercise, either individually or in the aggregate together with the exercise of other previously exercised stock options and/or offers and sales pursuant to any prior or contemplated offering of securities, would, in the sole and absolute judgment of the Company, require the filing of a registration statement with the United States Securities and Exchange Commission, or with the securities commission of any state. The Company shall avail itself of any exemptions from registration contained in applicable federal and state securities laws which are reasonably available to the Company on terms which, in its sole and absolute discretion, it deems reasonable and not unduly burdensome or costly. If the Option cannot be exercised at the time it would otherwise expire due to the restrictions contained in this Section, the exercise period shall be extended for successive one-year periods until it can be exercised in accordance with this Section. The Optionee shall deliver to the Company, prior to the exercise of the Option, such information, representations and warranties as the Company may reasonably request in order for the Company to be able to satisfy itself that the Common Stock to be acquired pursuant to the exercise of the Option is being acquired in accordance with the terms of an applicable exemption from the securities registration requirements of applicable federal and state securities laws.

         9. Legend on Stock Certificates. Certificates evidencing Common Stock to be distributed pursuant to the Agreement and the Plan shall, to the extent appropriate at the time, have noted conspicuously on the certificates a legend to the following effect, which is intended to give all persons full notice of the existence of the conditions, restrictions, rights and obligations set forth in this Agreement:

                  (a) That the securities evidenced by the certificate were issued without registration under the Securities Act of 1933, as amended (the "1933 Act"), or under the applicable laws of any state or states (collectively referred to as the "State Acts"), in reliance upon certain exemptive provisions of the 1933 Act or any applicable State Acts;

                  (b) That the securities cannot be sold or transferred unless, in the opinion of counsel reasonably acceptable to the Company, the sale or transfer would be:

                           (1) Pursuant to an effective registration statement
                  under the 1933 Act or pursuant to an available exemption form registration; and

                           (2) A transaction which is exempt under any
                  applicable State Acts or pursuant to an effective registration statement under or in a transaction which is otherwise in compliance with the State Acts; and

                  (c) That the securities evidenced by the certificate were issued in accordance with the provisions of the Agreement and the Plan and are subject to the provisions thereof and may not be sold or transferred except in compliance with said provisions.

         10. Governing Laws. This Agreement shall be construed, administered and enforced according to the laws of the State of Georgia; provided, however, no option may be exercised except, in the reasonable judgment of the Board of Directors, in compliance with exemptions under applicable state securities laws.

         11. Successors. Agreement shall be binding upon and inure to the benefit of the heirs, legal representatives, successors and permitted assigns of the parties.

         12. Notice. Except as otherwise specified herein, all notices and other communications under this Agreement shall be in writing and shall be deemed to have been given if personally delivered or if sent by registered or certified United States mail, return receipt requested, postage prepaid, addressed to the proposed recipient at the last known address of the recipient. Any party may designate any other address to which notices shall be sent by giving notice of the address to the other parties in the same manner as provided herein.

         13. Severability. In the event that any one or more of the provisions or portion thereof contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Agreement, and this Agreement shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

         14. Entire Agreement. Subject to the terms and conditions of the Plan, this Agreement expresses the entire understanding and agreement of the parties. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

         15. Violation. Any transfer, pledge, sale, assignment, or hypothecation of the Option or any portion thereof shall be a violation of the terms of this Agreement and shall be void and without effect.

         16. Headings. Paragraph headings used herein are for convenience of reference only and shall not be considered in construing this Agreement.

         17. Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.

         18. No Rights Created. Neither the establishment of the Plan nor the grant of the Option hereunder shall be construed as giving the Optionee the right to continued employment with the Company or a subsidiary or to continued service upon the Board of Directors of the Company or a subsidiary.

             IN WITNESS WHEREOF, the parties have executed and sealed this Agreement on the day and year first set forth above.

                                       BROCK CONTROL SYSTEMS, INC.
ATTEST:

                                       By:
----------------------------------        -------------------------------


Title:                                 Title:
      ----------------------------           ----------------------------

      [CORPORATE SEAL]
                                       OPTIONEE


                                                                         (SEAL)
                                       ----------------------------------

                                    EXHIBIT 1

                              NOTICE OF EXERCISE OF
                           BROCK CONTROL SYSTEMS, INC.
                            STOCK OPTION TO PURCHASE
                                 COMMON STOCK OF
                           BROCK CONTROL SYSTEMS, INC.


                                     Name
                                         ------------------------------------
                                     Address
                                            ---------------------------------

                                     ----------------------------------------
                                     Date
                                         ------------------------------------
Brock Control Systems, Inc.
2859 Paces Ferry Road
Suite 1000
Atlanta, GA 30339

Re:      Exercise of Non-Qualified Stock Option

Gentlemen:

         Subject to acceptance hereof in writing by Brock Control Systems, Inc. (the "Company") pursuant to the provisions of the Brock Control Systems, Inc. 1993 Stock Option Plan, I hereby give at least ten days but not more than thirty days prior notice of my election to exercise options granted to me to purchase __________ shares of Common Stock of the Company under the Brock Control Systems, Inc. Non-Qualified Formula Stock Option Agreement dated as of _____________, 199__. The purchase shall take place as of _____________, 199__
(the "Exercise Date").

         On or before the Exercise Date, I will pay the applicable purchase price as follows:

         [ ] by delivery of cash or a certified check for $____________, for the full purchase price payable to the order of Brock Control Systems, Inc.

         [ ] by delivery of cash or a certified check for $______________, representing a portion of the purchase price with the balance to consist of shares of Common Stock that I have owned for at least six months and that are represented by a stock certificate I will surrender to the Company with my endorsement. If the number of shares of Common Stock represented by such stock certificate exceed the number to be applied against the purchase price, I understand that a new stock certificate will be issued to me reflecting the excess number of shares.

         [ ] by delivery of a stock certificate representing shares of Common Stock that I have owned for at least six months which I will surrender to the Company with my endorsement as payment of the purchase price. If the number of shares of Common Stock represented by such certificate exceed the number to be applied against the purchase price, I understand that a new certificate will be issued to me reflecting the excess number of shares.

         [ ] by delivery of the purchase price by _________________, a broker, dealer or other "creditor" as defined by Regulation T issued by the Board of Governors of the Federal Reserve System. I hereby authorize the Company to issue a stock certificate in number of shares indicated above in the name of said broker, dealer or other creditor or its nominee pursuant to instructions received by the Company and to deliver said stock certificate directly to that broker, dealer or other creditor (or to such other party specified in the instructions received by the Company from the broker, dealer or other creditor) upon receipt of the purchase price.

         The required federal, state and local income tax withholding, if any, on the exercise of the option shall be paid on or before the Exercise Date in cash or by certified check, or in the manner provided in the Withholding Election previously tendered or to be tendered to the Company no later than the Exercise Date.

         As soon as the stock certificate is registered in my name, please delivery it to me at the above address.

         If the Common Stock being acquired is not registered for issuance to and resale by the Optionee pursuant to an effective registration statement on Form S-8 (or successor form) filed under the Securities Act of 1933, as amended (the "1933 Act"), I hereby represent, warrant, covenant, and agree with the Company as follows:

                  The shares of the Common Stock being acquired by me will be acquired for my own account without the participation of any other person, with the intent of holding the Common Stock for investment and without the intent of participating, directly or indirectly, in a distribution of the Common Stock and not with a view to, or for resale in connection with, any distribution of the Common Stock, nor am I aware of the existence of any distribution of the Common Stock;

                  I am not acquiring the Common Stock based upon any representation, oral or written, by any person with respect to the future value of, or income from, the Common Stock but rather upon an independent examination and judgment as to the prospects of the Company;

                  The Common Stock was not offered to me by means of publicly disseminated advertisements or sales literature, nor am I aware of any offers made to other persons by such means;

                  I am able to bear the economic risks of the investment in the Common Stock, including the risk of a complete loss of my investment therein;

                  I understand and agree that the Common Stock will be issued and sold to me without registration under any state law relating to the registration of securities for sale, and will be issued and sold in reliance on the exemptions from registration under the


                  EXHIBIT 1 to Non-Qualified Formula Stock Option Agreement
                                   Page - 2 -

         1933 Act, provided by Sections 3(b) and/or 4(2) thereof and the rules and regulations promulgated thereunder;

                  The Common Stock cannot be offered for sale, sold or transferred by me other than pursuant to: (A) an effective registration under the 1933 Act or in a transaction otherwise in compliance with the 1933 Act; and (B) evidence satisfactory to the Company of compliance with the applicable securities laws of other jurisdictions. The Company shall be entitled to rely upon an opinion of counsel satisfactory to it with respect to compliance with the above laws;

                  The Company will be under no obligation to register the Common Stock or to comply with any exemption available for sale of the Common Stock without registration or filing, and the information or conditions necessary to permit routine sales of securities of the Company under Rule 144 under the 1933 Act are not now available and no assurance has been given that it or they will become available. The Company is under no obligation to act in any mariner so as to make Rule 144 available with respect to the Common Stock;

                  I have and have had complete access to and the opportunity to review and make copies of all material documents related to the business of the Company, including, but not limited to, contracts, financial statements, tax returns, leases, deeds and other books and records. I have examined such of these documents as I wished and am familiar with the business and affairs of the Company. I realize that the purchase of the Common Stock is a speculative investment and that any possible profit therefrom is uncertain;

                  I have had the opportunity to ask questions of and receive answers from the Company and any person acting on its behalf and to obtain all material information reasonably available with respect to the Company and its affairs. I have received all information and data with respect to the Company which I have requested and which I have deemed relevant in connection with the evaluation of the merits and risks of my investment in the Company;

                  I have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of the purchase of the Common Stock hereunder and I am able to bear the economic risk of such purchase; and

                  The agreements, representations, warranties and covenants made by me herein extend to and apply to all of the Common Stock of the Company issued to me pursuant to this Option. Acceptance by me of the certificate representing such Common Stock shall constitute a confirmation by me that all such agreements, representations, warranties and covenants made herein shall be true and correct at that time.

                  EXHIBIT 1 to Non-Qualified Formula Stock Option Agreement -
                                   Page - 3 -

                  I understand that the certificates representing the shares being purchased by me in accordance with this notice shall bear a legend referring to the foregoing covenants, representations and warranties and restrictions on transfer, and I agree that a legend to that effect may be placed on any certificate which may be issued to me as a substitute for the certificates being acquired by me in accordance with this notice.

                                          Very truly yours,


                                          ----------------------------------

AGREED TO AND ACCEPTED:

BROCK CONTROL SYSTEMS, INC.


By:
   -------------------------
Title:
      ----------------------
Number of Shares
Exercised:
          ------------------
Number of Shares
Remaining:                                Date:
          ------------------                   -----------------------------

              EXHIBIT 2 to Non-Qualified Formula Stock Option Agreement -
                                   Page - 4 -

                                    EXHIBIT 2

                         NOTICE OF WITHHOLDING ELECTION
                           BROCK CONTROL SYSTEMS, INC.
                             1993 STOCK OPTION PLAN

TO:          Brock Control Systems, Inc.

FROM:        Name:
                  ------------------------------

RE:          Withholding Election


         This election relates to the option identified in Paragraph 3 below. I hereby certify that:

                  (1) My correct name and social security number and my current address are set forth at the end of this document.

                  (2)      I am (check one, whichever is applicable):

                           [ ]      the original recipient of the option.

                           [ ] the legal representative of the estate of the original recipient of the option.

                           [ ] a legatee of the original recipient of the option.

                           [ ] the legal guardian of the original recipient of the option.

                  (3) The option pursuant to which this election relates was issued under the Brock Control Systems, Inc. 1993 Stock Option Plan (the "Plan") in the name of __________________________ for the purchase of a total of ___________ shares of Common Stock. This election relates to ___________ shares of Common Stock issuable upon exercise of the option (the "Common Stock"), provided that the numbers set forth above shall be deemed changed as appropriate to reflect the applicable Plan provisions.

                  (4) In connection with any exercise of the option with respect to the Common Stock, I hereby elect:

                           [ ] To have certain of the shares issuable pursuant to the exercise withheld by the Company for the purpose of having the value of the shares applied to pay federal, state, and local, if any, taxes arising from the exercise; or

                           [ ] To tender shares of Common Stock held by me for a period of at least six months prior to the exercise of the option for the purpose of having the value of the shares applied to pay such taxes.

                           The shares to be withheld or tendered, as applicable, shall have, as of the Tax Date applicable to the exercise, a fair market value equal to the minimum statutory tax withholding requirement under federal, state, and local law in connection with the exercise.

                  (5) This Withholding Election is made no later than the Tax Date and is otherwise timely made pursuant to the Plan.

                  (6) I understand that this Withholding Election may not be revised, amended or revoked by me (except in a manner that satisfies the requirements of the exemption provided under Rule 16b-3 promulgated under the Securities Exchange Act of 1934).

                  (7)        I further understand that the Company shall either
                             (a) withhold from the Common Stock a number of shares of Common Stock having the value specified in Paragraph 4 above, or (b) accept a number of shares of Common Stock held by me for at least six months prior to exercise and having the value specified in Paragraph 4 above, as applicable.

                  (8) The Plan has been made available to me by the Company, I have read and understand the Plan and I have no reason to believe that any of the conditions therein to the making of this Withholding Election have not been met.

         Capitalized terms used in this Notice of Withholding Election without definition shall have the meanings given to them in the Plan.

Dated:                              ----------------------------------------
      -------------                                 Signature

-------------------------------     ----------------------------------------
    Social Security Number                        Name (Printed)

                                    ----------------------------------------
                                                  Street Address

                                    ----------------------------------------
                                              City, State, Zip Code

           EXHIBIT 2 to Non-Qualified Formula Stock Option Agreement -
                                   Page - 2 -

                                   SCHEDULE I
                                       TO
                           BROCK CONTROL SYSTEMS, INC.
                  NON-QUALIFIED FORMULA STOCK OPTION AGREEMENT


                                Vesting Schedule

         "Vested Shares" means only that percentage of the number of shares of Common Stock subject to the Option as to which the Option becomes exercisable following completion of the years of service indicated in the schedule below.


           Percentage of Shares                   Years of Service
         Which are Vested Shares                  after Grant Date
         -----------------------                  ----------------

                   0%                             less than 1 year

                  33%                                  1 year

                  67%                                  2 years

                 100%                                 3 years

--------------------

         1.       Construction.

                  (a) For purposes of the Vesting Schedule, Optionee shall be granted a year of service for each consecutive twelve-consecutive-month period following the Grant Date and during which Optionee remains, at all times, employed on a full-time basis by the Company or a Subsidiary or, if applicable, continues as a director of the Company or a Subsidiary.

                  (b) The right of Optionee to vest in the number of shares of Common Stock subject to the Option shall cease on the later of the date the Optionee is no longer employed by the Company or any Subsidiary or, if applicable, the date the Optionee no longer serves as a director of the Company or any Subsidiary; thereafter, no further shares shall become Vested Shares; and the Option shall be exercisable during the Option Period specified in Section 4 of the Agreement.

           Schedule 1 to Non-Qualified Formula Stock Option Agreement